EXHIBIT 24

                               POWER OF ATTORNEY



           KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Bethlehem Steel Corporation, a Delaware corporation, constitutes and appoints Robert S. Miller, Jr. and Lonnie A. Arnett, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Post-Effective Amendment to each of the following Bethlehem Steel Corporation Registration Statements on Form S-8 for the purpose of deregistering all shares and plan interests remaining unissued as of each plan's termination date: (1) Savings Plan for Salaried Employees of Bethlehem Steel Corporation and Subsidiary Companies (No. 33-58019); (2) Bethlehem Steel Corporation Employee Stock Ownership Plan (No. 33-23688); (3) 1994 Non-Employee Directors Stock Plan of Bethlehem Steel Corporation (No. 33-60507); (4) 1988 Stock Incentive Plan of Bethlehem Steel Corporation (No. 33-23516); (5) 1994 Stock Incentive Plan of Bethlehem Steel Corporation (No. 33-58021); (6) 1998 Stock Incentive Plan of Bethlehem Steel Corporation (No. 333-57157); (7) Lukens benefit plans (No. 333-53895); and (8) any and all other Bethlehem Steel Corporation Registration Statements on Form S-8 not specifically set forth above, and to file the same, with all exhibits thereto, and other documents in connection therewith, including any amendments thereto, with the Securities and Exchange Commission under the provisions of the Securities and Exchange Act of 1934, as amended, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the 20th day of August, 2003.



/s/ Robert S. Miller, Jr.           /s/ L. A. Arnett
------------------------------      --------------------------------------------
Robert S. Miller, Jr.               Lonnie A. Arnett
Chairman and Director               Vice President and Controller
(principal executive officer)       principal financial and accounting officer)

/s/ Benjamin R. Civiletti                        /s/ Harry P. Kamen
-------------------------------                  -------------------------------
Benjamin R. Civiletti                            Harry P. Kamen
Director                                         Director



/s/ Worley H. Clark                              /s/ William M. Landuyt
-------------------------------                  -------------------------------
Worley H. Clark                                  William M. Landuyt
Director                                         Director



/s/ John B. Curcio                               /s/ Shirley D. Peterson
-------------------------------                  -------------------------------
John B. Curcio                                   Shirley D. Peterson
Director                                         Director



/s/ Lewis B. Kaden                               /s/ John F. Ruffle
-------------------------------                  -------------------------------
Lewis B. Kaden                                   John F. Ruffle
Director                                         Director